SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                              FORM 8-K/A
                           AMENDMENT NO. 1



                        AMENDED CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of Earliest Event Reported): June 1, 2000



                          iSHOPPER.COM, INC.
        (Exact name of registrant as specified in this Charter)



           Nevada                  033-03275-D              87-0431533
 ---------------------------  -----------------------   ------------------
 State or other jurisdiction  (Commission File Number)   (IRS Employer
     of incorporation)                                  Identification No.)


                 8722 South 300 West, Suite 106
                         Sandy, Utah                        84070
                ----------------------------------------------------
                (Address of principal executive offices)  (Zip Code)



  Registrant's Telephone Number, Including Area Code:  (801) 984-9300

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

On  June  1,  2000,  iShopper.com, Inc. acquired K T  Solutions.   The
financial  statements of K T Solutions, Inc., are  filed  herewith  as
Exhibit 99.1.

         (a)     Financial Statements.
                  See Exhibit Index, Exhibit 99.1

         (b)    Pro forma financial information
                 See Exhibit Index, Exhibit 99.1

         (c)    Exhibits.  The following exhibits are
                  incorporated herein by this reference:

     Exhibit No.               Description of Exhibit
     -----------   ---------------------------------------------------
      2.5          Stock  Exchange Agreements dated as of June  1,  2000
                   among the Registrant and K T Solutions, Inc.

     99.1          Pro forma financial information.

     99.1          Financial statements of K T Solutions, Inc.
     ____________________________

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              iSHOPPER.COM, INC.

Date: August 30, 2000         By:   /S/   Douglas S. Hackett
                              -------------------------------------
                              Douglas S. Hackett, President,
                              Chief Executive Officer and Director

                             EXHIBIT INDEX

     Exhibit No.                  Description of Exhibit
     -----------  -------------------------------------------------------
      2.5 Stock Exchange Agreement dated as of June 1, 2000 among the Registrant and K T Solutions, Inc.

     99.1         Pro forma financial information

     99.1         Financial statements of K T Solutions, Inc.

   ____________________________
                          iSHOPPER.COM, INC.

                     INDEX TO FINANCIAL STATEMENTS

                                                                     Page

Unaudited Pro Forma Condensed Consolidated Financial Statements       F-2

     Unaudited Pro Forma Condensed Consolidated Statements
       of Operations for the Six Months Ended June 30, 2000
       and for the Year Ended December 31, 1999                       F-3

     Notes to Unaudited Pro Forma Condensed Consolidated
       Financial Statements                                           F-5

K T Solutions, Financial Statements

      Independent Accountants' Review Report                          F-6

      Balance Sheets - March 31, 2000 (Unaudited) and December
      31, 1999                                                        F-7

     Statements of Operations for the Nine Months Ended March 31,
      2000 and 1999 (Unaudited) and for the Years Ended December
      31, 1999 and 1998                                               F-8

     Statements of Stockholders' Deficit for the Years Ended
      December 31, 1998 and 1999 and for the Nine Months Ended
      March 31, 2000 (Unaudited)                                      F-9

     Statements of Cash Flows for the Nine Months Ended March
      31, 2000 and 1999 (Unaudited) and for the Years Ended
      December 31, 1999 and 1998                                      F-10

     Notes to Financial Statements                                    F-11

     Independent Auditors' Report                                     F-17

     Balance Sheet - June 30, 1999 and Decemberr 31, 1999             F-18

     Statement of Operations for the Three Months Ended June
      30, 1999 and for the Year Ended December 31, 1999               F-19

     Statement of Stockholders' Deficit for the Three Months Ended
      June 30, 1999 and for the Year Ended December 31, 1999          F-20

     Statement of Cash Flows for the Three Months Ended June 30,
      1999 and for the Year Ended December 31, 1999                   F-21

     Notes to Financial Statements                                    F-22
                   iSHOPPER.COM, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


On June 1, 2000, iShopper.com, Inc. (the Company) completed an agreement (the Agreement) acquiring K T Solutions, Inc. (K T
Solutions). K T Solutions is a developer of technology-based training solutions focused on the information technology education market.

Under the terms of the Agreements, K T Solutions was acquired by the Company issuing 500,000 restricted shares of common stock and options to purchase 250,000 common shares at 80% of market value of the common stock which exercise price was determined by the Company to be $4.00 per share. In addition, the Company issued warrants to purchase 50,000 shares of common stock at $0.10 per share as a finders' fee, which are also included in the purchase.

The acquisitions were accounted for by the purchase method of accounting based upon the fair value of the common stock issued. The common stock and options issued was valued at $2,240000, or $4.48 per share, and $1,120,000 respectively. The additional cost of the acquisition will increase goodwill. The purchase price was allocated to the net assets of K T Solutions and based upon their fair value with the $4,342,278 excess of the purchase price allocated to goodwill. Goodwill is being amortized over a period of five years by the straight-line method.

The following unaudited condensed consolidated pro forma statements of operations have been prepared to present the results of operations of the Company assuming the acquisitions occurred on January 1, 1999. The amounts presented for the Company have been derived from the Company's historical consolidated financial statements for the six months ended June 30, 2000 and for the year ended December 31, 1999. The amounts presented for the acquired companies were derived from their historical financial statements through the dates of their acquisitions.

Had the acquisition occurred on January 1, 1999, actual results of operations would likely have differed from the amounts presented in these pro forma statements. In addition, the pro forma results of operations presented in the accompanying financial statements are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 2000.

                  iSHOPPER.COM, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                            Atlantic
                                                             Tech-          KT         Pro Forma     Pro Forma
                                  iShopper       Uniq       nologies    Solutions      Adjustments    Results
                                 -----------  -----------  -----------  -----------    -----------  -----------
Revenues                         $ 2,781,309  $   108,500  $ 1,065,840  $    62,954    $         -  $ 4,018,603
Cost of Sales                      1,568,858            -      910,292        7,211              -    2,486,361
                                 -----------  -----------  -----------  -----------    -----------  -----------
Gross Profit                       1,212,451      108,500      155,548       55,743              -    1,532,242
                                 -----------  -----------  -----------  -----------    -----------  -----------
Operating Expenses
  General and administrative       2,432,736      111,609      166,307      114,469  C      33,878    2,858,999
  Bad debt                            82,666            -       21,662            -                     104,328
  Depreciation                        25,463            -       15,473            -  D       1,748       42,684
  Amortization of software
     costs                           150,000            -            -            -  B     155,738      305,738
  Amortization of goodwill           404,621        2,180            -          325  A     283,457
                                                                                     C     114,366
                                                                                     E     360,670    1,165,619
                                 -----------  -----------  -----------  -----------     ----------  -----------
Total Operating Expenses           3,095,486      113,789      203,442      114,794        949,857    4,477,368
                                 -----------  -----------  -----------  -----------     ----------  -----------
Loss from Operations              (1,883,035)      (5,289)     (47,894)     (59,051)      (949,857)  (2,945,126)

  Other expense                         (267)           -            -       (9,550)             -       (9,817)
  Interest income                     14,674            -        1,161        2,627              -       18,462
  Interest expense                   (33,953)      (9,532)     (23,215)      (4,197)             -      (70,897)
                                 -----------  -----------  -----------  -----------     ----------  -----------
Loss Before Income Taxes          (1,902,581)     (14,821)     (69,948)     (70,171)      (949,857)  (3,007,378)

Income Tax Benefit (Expense)        (236,060)           -        5,080            -              -     (230,980)
                                 -----------  -----------  -----------  -----------    -----------  -----------
Net Loss                         $(2,138,641) $   (14,821) $   (64,868) $   (70,171)   $  (949,857) $(3,238,358)
                                 ===========  ===========  ===========  ===========    ===========  ===========
Basic and Diluted Loss Per
  Common Share                   $     (0.18)                                                       $     (0.24)
                                 ===========                                                        ===========
Weighted Average Number of
  Common Shares Used in Per
  Share Calculation               11,574,232                                                         13,408,135
                                 ===========                                                        ===========


See the accompanying notes to the unaudited condensed consolidated pro forma financial statements.

                  iSHOPPER.COM, INC. AND SUBSIDIARIES
              UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                       STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1999

                                                            Atlantic
                                                             Tech-          KT         Pro Forma     Pro Forma
                                  iShopper       Uniq       nologies    Solutions      Adjustments    Results
                                 -----------  -----------  -----------  -----------    -----------  -----------

Net Sales                        $ 3,924,869  $   295,974  $ 4,702,838  $   872,445    $         -  $ 9,796,126
Cost of Sales                        276,600       23,385    4,316,526      113,221              -    4,729,732
                                 -----------  -----------  -----------  -----------    -----------  -----------
Gross Profit                       3,648,269      272,589      386,312      759,224              -    5,066,394
                                 -----------  -----------  -----------  -----------    -----------  -----------
Operating Expenses
  General and administrative       3,912,542      513,410      316,040    1,027,586              -    5,769,578
  Research and development                 -            -       39,639            -              -       39,639
  Bad debt                           653,702            -      191,742            -              -      845,444
  Loss from write-off of
     goodwill                        229,713            -            -            -              -      229,713
  Depreciation                        23,543            -       28,425        8,803  D       4,209       64,980
  Amortization of software costs           -            -            -            -  B     600,000      600,000
  Amortization of goodwill                 -            -            -            -  A   1,092,055
                                                                                     C     275,381
                                                                                     E     868,456    2,235,892
                                 -----------  -----------  -----------  -----------    -----------  -----------
Total Operating Expenses           4,819,500      513,410      575,846    1,036,389      2,840,101    9,785,246
                                 -----------  -----------  -----------  -----------    -----------  -----------
Loss from Operations              (1,171,231)    (240,821)    (189,534)    (277,165)    (2,840,101)  (4,718,852)

Interest income                       28,567            -        2,234            -              -       30,801
Interest expense                      (5,197)     (38,744)     (47,077)     (56,193)             -     (147,211)
                                 -----------  -----------  -----------  -----------    -----------  -----------
Loss Before Income Taxes          (1,147,861)    (279,565)    (234,377)    (333,358)    (2,840,101)  (4,835,262)

Income Tax Benefit                   233,810            -       40,012            -            -        273,822
                                 -----------  -----------  -----------  -----------  -------------  -----------
Loss Before Extraordinary Item   $  (914,051) $  (279,565) $  (194,365) $  (333,358) $  (2,840,101) $(4,561,440)
                                 ===========  ===========  ===========  ===========  =============  ===========
Basic and Diluted Loss Before
   Extraordinary Item Per
   Common Share                  $     (0.68)                                                       $     (1.45)
                                 ===========                                                        ===========
Weighted Average Number of
   Common Shares Used In
   Per Share Calculation           1,349,234                                                          3,147,434
                                 ===========                                                        ===========

See the accompanying notes to the unaudited condensed consolidated pro forma financial statements.

                  iSHOPPER.COM, INC. AND SUBSIDIARIES
         NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          FINANCIAL STATEMENTS


A- To recognize amortization of Uniq goodwill ($5,460,273), acquired on April 4, 2000, over a period of five years by the straight-line method.

B-   To recognize amortization of Uniq capitalized software costs
     ($3,000,000) acquired on April 4, 2000, over a period of five years by the straight-line method.

C-   To recognize amortization of the K T Solutions goodwill
     ($1,074,225) acquired on June 1, 2000, over a period of five years, to recognize the amortization of the ISSI goodwill
     ($302,678) over a period of five years, and to recognize $33,878 of expenses recognized by ISSI prior to the acquisition not shown elsewhere.

D- To recognize depreciation of increased carrying value of Atlantic's property and equipment ($21,046) acquired on June 1, 2000, over five years by the straight-line method.

E-   To recognize amortization of KT Solutions goodwill
     ($4,342,278) acquired on June 1, 2000, over a period of five years.

                INDEPENDENT ACCOUNTANTS' REVIEW REPORT


Board of Directors and Shareholders
KT Solutions, Inc.
Oakland, California

We have reviewed the accompanying balance sheet of KT Solutions, Inc., as of March 31, 2000, and the related statements of operations and shareholders' deficit for the nine month periods ended March 31, 2000 and 1999, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of KT Solutions, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, with the exception of the matters described in the following paragraph, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

A statement of cash flows for the nine month periods ended March 31, 2000 and 1999 has not been presented. Generally accepted accounting principles require that such a statement be presented when financial statements purport to present financial position and results of operations.



                                   ARMANINO MCKENNA  LLP

August 15, 2000

                   K T SOLUTIONS, INC.
                      Balance Sheet
                     March 31, 2000
        (See Independent Accountants' Review Report)

                        ASSETS

Current assets
  Cash                                                     $    33,911
  Accounts receivable - trade, net of
   allowance for doubtful accounts of $9,961                   145,433
                                                           -----------
     Total current assets                                      179,344

Property and equipment, net                                     37,109

Other assets                                                    21,233
                                                           -----------
                                                           $   237,686
                                                           ===========

        LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                         $   227,147
  Royalties payable                                            380,296
  Accrued interest                                              88,006
  Advances from shareholder                                     38,025
  Other accrued liabilities                                      9,024
  Current portion of capital lease obligation                    8,708
  Notes payable                                                193,650
                                                           -----------
     Total current liabilities                                 944,856
                                                           -----------
Capital lease obligation                                        17,016

     Total liabilities                                         961,872
                                                           -----------
Shareholders' deficit
  Preferred stock, no par value, 10,000,000 shares
   authorized; 435,002 shares issued and outstanding           330,577
  Common stock, no par value, 5,000,000 shares
   authorized; 816,753 shares issued and outstanding            99,713
  Accumulated deficit                                       (1,154,476)
                                                           -----------
     Total shareholders' deficit                              (724,186)
                                                           -----------
                                                           $   237,686
                                                           ===========

The accompanying notes are an integral part of these financial statements.

                            K T SOLUTIONS, INC.
                         Statements of Operations
          For the Nine Month Periods Ended March 31, 2000 and 1999
               (See Independent Accountants' Review Report)


                                                     2000         1999
                                                   ----------   ----------
Sales                                              $  609,344   $  985,253

Cost of sales                                         164,321      150,204
                                                   ----------   ----------
Gross profit                                          445,023      835,049
                                                   ----------   ----------
Operating expenses
  General and administrative expenses                 430,705      410,856
  Research and development costs                      209,002      378,253
  Selling expenses                                      3,637        1,051
                                                   ----------   ----------
    Total operating expenses                          643,344      790,160
                                                   ----------   ----------
Income (loss) from operations                        (198,321)      44,889
                                                   ----------   ----------
Other income (expense)
  Miscellaneous income                                 17,352       14,984
  Interest expense                                    (33,724)     (26,925)
  Other income                                          2,645        5,769
                                                   ----------   ----------
    Total other expenses                              (13,727)      (6,172)
                                                   ----------   ----------
Income (loss) before provision for
income taxes                                         (212,048)      38,717

Provision for income taxes                                800        1,010
                                                   ----------   ----------
Net income (loss)                                  $ (212,848)  $   37,707
                                                   ==========   ==========

The accompanying notes are an integral part of these financial statements.

                            K T SOLUTIONS, INC.
                    Statements of Shareholders' Deficit
          For the Nine Month Periods Ended March 31, 2000 and 1999
               (See Independent Accountants' Review Report)


                                                Preferred Stock        Common Stock                        Total
                                             ----------------------  ---------------------- Accumulated  Shareholders'
For the Nine Months Ended March 31, 2000       Shares      Amount      Shares      Amount      Deficit     Deficit
----------------------------------------     ----------  ----------  ----------  ----------  -----------  ----------
Balance, July 1, 1999                           511,634  $  388,051     821,753  $  103,463  $  (941,628) $ (450,114)

  Purchase of outstanding shares                (76,632)    (57,474)      5,000      (3,750)                 (61,224)

  Net income                                          -           -           -           -     (212,848)   (212,848)
                                             ----------  ----------  ----------  ----------  -----------  ----------
Balance, March 31, 2000                         435,002  $  330,577     816,753  $   99,713  $(1,154,476) $ (724,186)
                                             ----------  ----------  ----------  ----------  -----------  ----------

For the Nine Months Ended March 31, 1999
----------------------------------------
Balance, July 1, 1998                           511,634  $  388,051     780,000  $   72,148 $   (959,157) $ (498,958)

  Conversion of debt to shares                                           41,753      31,315                   31,315

  Net income                                          -           -           -           -       37,707      37,707
                                             ----------  ----------  ----------  ----------  -----------  ----------
Balance, March 31, 1999                         511,634  $  388,051     821,753  $  103,463  $  (921,450) $ (429,936)
                                             ==========  ==========  ==========  ==========  ===========  ==========

The accompanying notes are an integral part of these financial statements.

                            K T SOLUTIONS, INC.
                         Statements of Cash Flows
         For the Nine Month Periods Ended March 31, 2000 and 1999
               (See Independent Accountants' Review Report)


                                                       2000        1999
                                                    ----------  ----------
Cash flows from operating activities
  Net income (loss)                                 $ (212,848) $   37,707
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities
  Depreciation                                           5,832       4,982
  Deferred revenue                                           -    (444,341)
  Changes in assets and liabilities accounts
  Accounts receivable - trade                           52,658     350,882
  Deposits                                               2,440         439
  Accounts payable                                     110,050      87,877
  Royalties payable                                     87,300      22,831
  Accrued interest                                      29,006      18,102
  Accrued liabilities                                  (37,995)    (35,531)
                                                    ----------  ----------
Net cash provided by operating activities               36,443      42,948
                                                    ----------  ----------
Cash flows from investing activities
  Capital expenditures                                  (7,653)          -
                                                    ----------  ----------
Net cash used in investing activities                   (7,653)          -
                                                    ----------  ----------
Cash flows used in financing activities
  Principal payments on indebtedness                   (12,574)          -
  Principal payments on capital lease obligation        (2,076)          -
  Payments on advances from shareholders                     -     (31,950)
                                                    ----------  ---------
Net cash flows used in financing activities            (14,650)    (31,950)
                                                    ----------  ----------
Net increase in cash                                    14,140      10,998

Cash at beginning of period                             19,771       6,798
                                                    ----------  ----------
Cash at end of period                               $   33,911  $   17,796
                                                    ==========  ==========
Supplemental disclosures of cash flow information
  Cash paid during the year for
  Income taxes                                      $      800  $      800
                                                    ==========  ==========
Debt conversion to shares of stock                  $        -  $   31,315
                                                    ==========  ==========
Debt issued to purchase shares of stock             $   61,224  $        -
                                                    ==========  ==========
Equipment financed by capital lease                 $   27,800  $        -
                                                    ==========  ==========

The accompanying notes are an integral part of these financial statements.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


1. General and Summary of Significant Accounting Policies

   General

   The company was incorporated under the laws of California and commenced operations in 1982, as Missaticum, Inc. In 1982, the company changed its name to Qtrain Corporation and, in 1995, it again changed its name to KT Solutions, Inc., ("the Company").
   The final name change occurred when current management assumed control of the Company. The Company is a developer of technology-based training solutions focused on the information technology education market. The Company has recently signed numerous distribution agreements with companies that market their products on the Internet.

   The Company's offices are located in Oakland, California.  The
   Company grants credit to its customers, the largest percentage of whom are franchise operations of a national franchise that operates throughout the world.

   Basis of presentation

   The Company uses the accrual basis of accounting for financial statement purposes and the cash basis of accounting for tax reporting purposes.

   Cash

   Cash includes cash and cash equivalents. The Company considers cash in banks and short-term investments with original maturities of three months or less to be cash equivalents.

   Income taxes

   The Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" in fiscal year ended June 30, 1999 and has applied the provisions of the statement on a retroactive basis to all the previous years.

   Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.

   Revenue recognition

   The Company is engaged as a seller and licensor of software.
   Sales revenue is recognized upon delivery of the software.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


1.   General and Summary of Significant Accounting Policies
   (continued)

   Property and Equipment

   Property and equipment is stated at cost. Expenditures for major improvements are capitalized at cost, while maintenance and repairs are expensed as incurred.

   Depreciation of property and equipment is computed primarily by the straight-line method over the estimated useful lives of the related assets which range from 3 to 7 years.

   Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Going Concern

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years, with the exception of the year ended June 30, 1999. As of March 31, 2000, total liabilities exceed total assets by $724,186. Subsequent to March 31, 2000, management agreed to transfer 100% of the outstanding shares, both preferred and common of the Company to another company in exchange for stock of the second company. (See Note 14)

   Realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, its ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken, including the sale of the Company, as well as the signing of various distribution agreements, will improve the Company's operating performance to allow the Company to continue as a going concern.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


3.   Royalty Agreements

   The Company, in 1995, entered into settlement agreements with four former shareholders as part of the current management's acquisition agreement. The former shareholders were to drop all claims against the Company and were not to compete with the Company. The Company is in arrears in its payments to these individuals; thereby, effectively waiving its non-competition rights. In addition, these individuals are allowed to convert up to 25% of the balance due them into shares of common stock of the Company, should it issue shares in a private placement or public offering. As of March 31, 2000, none of the individuals have expressed an interest in acquiring any Company stock or competing with Company operations. Royalties' payable under these agreements totaled $380,296 as of March 31, 2000.


4. Property and Equipment

   Property and equipment consisted of the following at March 31, 2000:

        Computers and equipment            $  41,472
        Office equipment and furniture        38,129
        Equipment under capital lease         27,800
                                           ---------
                                             107,401
        Less accumulated depreciation        (70,292)
                                           ---------
                                           $  37,109
                                           =========

   Depreciation expense for the nine months ended March 31, 2000 and 1999 was $5,832 and $4,982, respectively.


5. Notes Payable

     Notes payable as of March 31, 2000, consisted of the following:

       Note payable to related party - unsecured;
       interest at 15%.  Final payment due on
       demand.  Interest payments due monthly.            $  20,000

       Note payable to shareholder - unsecured;
       no monthly payments due.  Note is convertible
       into preferred stock at the option of the note
       holder, provided certain conditions are met.
       Interest accrues at 20% annually.                    120,000

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


5. Notes Payable (continued)

       Note payable to former shareholder,
         secured by stock certificates.  Monthly
         principal payments of $2,000, bearing
         interest at 10%, with the balance due in
         full on October 1, 2000.                         $  53,650
                                                          ---------
                                                            193,650
         LESS CURRENT PORTION                              (193,650)
                                                          ---------
         Long-term portion                                $       -
                                                          =========
6. Leases

   The Company leases its facilities in Oakland from an unrelated third party. Annual rent under this five-year lease, which expires on February 28, 2005, escalates each year as described in the agreement. Facility rent expense for the nine months ended March 31, 2000 and 1999 was $21,380 and $______, respectively.

   In January 2000, the Company entered into a capital lease agreement to purchase computer equipment. The cost of the equipment was $27,800, with related accumulated depreciation of $2,317 as of March 31, 2000. The capital lease provides that the Company pay the taxes, insurance and maintenance expenses relating to the leased property. The terms of the lease provide for payments of $871 per month over 36 months, including interest at 8%.

   The following sets forth total future minimum lease payment obligations for the fiscal years ended:

                                            Capital      Operating
     Year Ended June 30,                     Lease         Lease
     -------------------                   ---------   -----------
       2000                                $   2,613   $        -
       2001                                   10,452        54,672
       2002                                   10,452        59,304
       2003                                    5,226        63,936
       2004                                       -        63,936
       2005                                        -        42,624
                                           ---------   -----------
   Total minimum lease payments               28,743   $   284,472
   Less amount representing interest           3,019   ===========
                                           ---------
   Present value of minimum lease payments $  25,724
                                           =========
   Less: current portion                      8,708
                                           --------
                                           $ 17,016
                                           ========

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


7. Preferred Stock

   The Company's preferred stock is eligible to receive a $6 dividend on an annual basis should the Board of Directors elect to declare dividends. No dividends were declared during the year ended June 30, 1999 or the nine months ended March 31, 2000.


8. Advances from Shareholder

   The Company's majority shareholder, along with another company controlled by the Company's majority shareholder, have combined to advance funds to the Company. Neither of these related parties is currently charging the Company interest and amounts advanced are due on demand. As of March 31, 2000, the outstanding balance was $38,025.


9. Income Taxes

   The provision for income taxes reflected in the statements of operations contains only the minimum state income tax amounts, as the Company has sustained losses during its history and has net operating loss carryforwards sufficient to offset taxable income. As of March 31, 2000, the Company had $508,441 in net operating loss carryforwards set to expire beginning in 2011. However, a valuation reserve has been set up to reserve 100% of this potential asset, as the realization of this asset does not meet the more likely than not threshold required by FAS #109.


10.      Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk with respect to trade receivables arise because the largest percentage of customers granted credit are franchise operations of a national franchisee who has a license agreement with the Company that can be terminated in 90 days at the convenience of the licensee.

   Sales under one licensing agreement comprised ___% and ____% of the Company's revenues during the periods ended March 31, 2000 and 1999, respectively. Accounts receivable-trade from this licensing agreement aggregated $128,609 as of March 31, 2000.

                           KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


11.Related Party Transactions

   Notes payable

   All of the Company's debt has been issued to either shareholders or former shareholders. See Note 5 for description of terms and amounts.

   Advances payable

   The Company has received advances from its majority shareholder as described in Note 8.

12.Stock Options

   As of June 1997, the Company had granted to two employees the option to purchase shares of the Company's common stock. A total of 15,000 shares were reserved for their purchase at $0.075 per share and 5,000 shares at $1.00, although the shares were not part of a formal stock option plan. In January 1998, an additional 15,000 shares were reserved for one of these employees with a purchase price of $2.00 per share. The option to purchase shares vests ratably over a four-year period.

   The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Since the exercise price of the options exceeded the fair market value of the common stock when the options were granted, no compensation cost has been recognized for options granted. Had compensation cost for stock options granted been determined based on the fair value of the options consistent with the provisions of SFAS No. 123, the Company's net income for the periods ended March 31, 2000 and 1999 would have been reduced negligibly. At March 31, 2000, 35,000 options had been issued with a weighted-average price per share of $1.03. Approximately, 15,000 options were exercisable at March 31,2000.

 13. Subsequent Events

   Subsequent to March 31, 2000, the Company repriced the options to purchase shares of Company common stock for one of its employees to $0.75 per share. The compensation related to this change is considered negligible.

   Also, subsequent to March 31, 2000, iShopper.com, Inc.  issued
   500,000 shares of common stock to the common and preferred shareholders of the Company in return for 100% of the outstanding shares of the Company's stock

                     INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
KT Solutions, Inc.
Oakland, California

We have audited the accompanying balance sheets of KT Solutions, Inc., (a California corporation) as of June 30, 1999 and December 31, 1999, and the related statements of operations, shareholders' deficit, and cash flows for the periods then ended. These financial statements are the responsibility of the management of KT Solutions, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KT Solutions, Inc. as of June 30, 1999 and December 31, 1999, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's recurring operating losses and lack of working capital raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                   ARMANINO MCKENNA  LLP

May 12, 2000

                         KT SOLUTIONS, INC.
                          Balance Sheets
                December 31, 1999 and June 30, 1999



                        ASSETS
                                                         December 31,  June 30,
                                                            1999         1999
                                                         -----------  -----------
Current assets
  Cash                                                   $    18,352  $   19,771
  Accounts receivable - trade, net of allowance
    of $9,961 ($9,284 in June)                               147,126     198,091
                                                         -----------  ----------
    Total current assets                                     165,478     217,862

Property and equipment, net                                    5,328       7,488

Other assets                                                  26,405      23,673
                                                         -----------  ----------
                                                         $   197,211  $  249,023
                                                         ===========  ==========

        LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                       $   147,179  $  117,097
  Royalties payable                                          350,758      292,996
  Accrued interest                                            78,027      59,000
  Accrued liabilities                                         51,370      47,436
  Deferred revenue                                            20,000           -
  Advances from shareholder                                   36,525      37,608
  Current portion of long term debt                          198,232     145,000
                                                         -----------  ----------
    Total current liabilities                                882,091     699,137
                                                         -----------  ----------
Long term debt                                                     -           -
                                                         -----------  ----------
Shareholders' deficit
  Preferred stock no par value, 10,000,000 shares
   authorized; 435,002 shares issued and outstanding
   (511,634 in June)                                         330,577     388,051
  Common stock no par value, 5,000,000 shares
   authorized; 816,753 shares issued and
   outstanding (821,753 in June)                              99,713     103,463
  Accumulated deficit                                     (1,115,170)   (941,628)
                                                         -----------  ----------
    Total shareholders' deficit                             (684,880)   (450,114)
                                                         -----------  ----------
                                                         $   197,211  $  249,023
                                                         ===========  ==========

The accompanying notes are an integral part of these financial statements.

                                           Six Months Ended  Year Ended
                                              December 31,    June 30,
                                                 1999           1999
                                             -----------    -----------

Sales                                        $   372,755    $ 1,282,792

Cost of sales                                    107,817        229,350
                                             -----------    -----------
Gross profit                                     264,938      1,053,442

Operating expenses
  General and administrative expenses            297,634        575,284
  Research and development costs                 130,335        449,945
  Selling expenses                                 2,637          1,563
                                             -----------    -----------
    Total operating expenses                    (165,668)        26,650
                                             -----------    -----------
Income (loss) from operations

Other income (expense)
  Miscellaneous income                            10,638         21,414
  Interest expense                               (21,285)       (36,784)
  Other income                                     3,573          7,049
                                             -----------    -----------
    Total other expenses                          (7,074)        (8,321)
                                             -----------    -----------
Income (loss) before provision for
 income taxes                                   (172,742)        18,329

Provision for income taxes                           800            800
                                             -----------    -----------
Net income (loss)                            $  (173,542)   $    17,529
                                             ===========    ===========

The accompanying notes are an integral part of these financial statements.

                           KT SOLUTIONS, INC.
                 Statements of Shareholders' Deficit
      For the Periods Ended December 31, 1999 and June 30, 1999



                                                 Preferred Stock           Common Stock                     Total
                                             ----------------------   ---------------------- Accumulated  Shareholders'
                                               Shares      Amount       Shares      Amount      Deficit     Deficit
                                             ----------  ----------   ----------  ----------  -----------  ----------
For the Six Months Ended December 31, 1999
------------------------------------------

Balance, July 1, 1999                           511,634  $  388,051       82,753  $  103,463  $  (941,628) $ (450,114)

  Purchase of outstanding shares                (76,632)    (57,474)      (5,000)     (3,750)                 (61,224)

  Net income                                          -           -            -           -     (173,542)   (173,542)
                                             ----------  ----------   ----------  ----------  -----------  ----------
Balance, December 31, 1999                      435,002  $  330,577      816,753  $   99,713  $(1,115,170  $ (684,880)
                                             ----------  ----------   ----------  ----------  -----------  ----------

For the Year Ended June 30, 1999
--------------------------------

Balance, July 1, 1998                           511,634  $  388,051       78,000  $   72,148  $  (959,157) $ (498,958)

  Conversion of debt to shares                                             1,753      31,315                   31,315

  Net income                                          -           -            -           -       17,529      17,529
                                             ----------  ----------   ----------  ----------  -----------  ----------
Balance, June 30, 1999                          511,634  $  388,051       82,753  $  103,463  $  (941,628) $ (450,114)
                                             ==========  ==========   ==========  ==========  ===========  ==========

The accompanying notes are an integral part of these financial statements.

                         KT SOLUTIONS, INC.
                     Statements of Cash Flows
    For the Periods Ended December 31, 1999 and June 30, 1999




                                              Six Months Ended   Year Ended
                                                December 31,      June 30,
                                                    1999            1999
                                                   ----------    ----------
 Cash flows from operating activities
   Net income (loss)                               $ (173,542)   $   17,529
   Adjustments to reconcile net income (loss) to
    net cash provided by operating activities
     Depreciation                                       2,160         6,642
     Deferred revenue                                  20,000      (444,341)
   Changes in assets and liabilities accounts
     Accounts receivable - trade                       50,965       275,378
     Deposits                                          (2,732)      (15,392)
     Accounts payable                                  30,082        31,896
     Royalties payable                                 57,762       130,441
     Accrued interest                                  19,027        32,463
     Accrued liabilities                                3,934         3,204
                                                   ----------    ----------
    Net cash provided by operating activities           7,656        37,820
                                                   ----------    ----------
Cash flows used in financing activities
  Principal payments on indebtedness                   (7,992)            -
  Payments on advances from shareholders               (1,083)      (24,847)
                                                   ----------    ----------
    Net cash flows used in financing activities        (9,075)      (24,847)
                                                   ----------    ----------
Net increase (decrease) in cash                        (1,419)       12,973

Cash at beginning of period                            19,771         6,798
                                                   ----------    ----------
Cash at end of period                              $   18,352    $   19,771
                                                   ==========    ==========
Supplemental disclosures of cash flow information
  Cash paid during the year for
  Income taxes                                     $      800    $      800
                                                   ==========    ==========
  Debt conversion to shares of stock               $        -    $   31,315
                                                   ==========    ==========
  Debt issued to purchase shares of stock          $   61,224    $        -
                                                   ==========    ==========

The accompanying notes are an integral part of these financial statements.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


1. General and Summary of Significant Accounting Policies

   General

   The Company was incorporated under the laws of California and commenced operations in 1982, as Missaticum, Inc. In 1982 the Company changed its name to Qtrain Corporation and in 1995 it again changed its name to KT Solutions, Inc. The final name change was due to a change in ownership when current management assumed control of the Company. The Company is a developer of technology-based training solutions focused on the information technology education market. The Company has recently signed numerous distribution agreements with companies that market their products on the Internet.

   The Company's offices are located in Oakland, California.  The
   Company grants credit to customers, the largest percentage of whom are under a single franchise that operates throughout the world.

   Basis of presentation

   The Company uses the accrual basis of accounting for financial statement purposes and the cash basis of accounting for tax reporting purposes.

   Cash

   Cash includes cash and cash equivalents. The Company considers cash in banks and short-term investments with original maturities of three months or less to be cash.

   Income taxes

   The Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" in fiscal year ended June 30, 1999 and has applied the provisions of the statement on a retroactive basis to all the previous years.

   Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.

   Software revenue recognition policies

   The Company is engaged as a seller and licensor of software.
   Revenue is recognized upon delivery of the software.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


1.   General and Summary of Significant Accounting Policies
   (continued)

   Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Going Concern

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years, with the exception of the year ended June 30, 1999. As of December 31, 1999, total liabilities exceed total assets by $684,880. Management is currently in negotiations with outside investors regarding potential equity financing. Realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.
   Management believes that actions presently being taken including the potential sale of the Company as well as signing the various distribution agreements, will revise the Company's operating and financial requirements to provide opportunity for the Company to continue as a going concern.


3.   Royalty Agreements

   The Company, at its inception, entered into settlement agreements with four former shareholders as part of the current management's acquisition agreement. The individuals were to drop all claims against the Company and were not to compete with the Company. The Company is in arrears in its payments to these individuals, by not paying these individuals, the Company has effectively waived its non-competition right. In addition, these individuals are allowed to convert up to 25% of the balance due them into shares of stock of the Company, should it issue shares in a private placement or public offering. None of the individuals have expressed an interest in acquiring any stock or competing with the Company.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


4. Property and Equipment

   Property and equipment is stated at cost. Expenditures for major improvements are capitalized at cost, while maintenance and repairs are expensed as incurred.

   Depreciation of property and equipment is computed primarily by the straight-line method over the estimated useful lives of the related assets.

                                         December 31,  June 30,
                                             1999        1999
                                          ----------  ----------
        Computers and equipment           $   33,819  $   33,819
        Office equipment and furniture        38,129      38,129
                                              71,948      71,948
        Less accumulated depreciation        (66,620)    (64,460)
                                          ----------  ----------
                                          $    5,328  $    7,488
                                          ==========  ==========

   Depreciation expense for the periods ended December 31, 1999 and June 30, 1999 was $2,160 and $6,642, respectively.


5. Notes Payable

     Notes payable as of December 31, 1999 and June 30, 1999, consisted of the following:

                                                       December 31,  June 30,
                                                           1999        1999
                                                        ----------  ----------
        Note payable to related party - unsecured;
       interest at 15%.  Final payment due on
       demand.                                          $   20,000  $   25,000

       Note payable to shareholder - unsecured;
       no monthly payments due.  Note is convertible
       to preferred stock at the option of the note
       holder, provided certain conditions are met.
       Interest accrues at 20% annually.                  120,000      120,000



                                 F-24

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


5. Notes Payable (continued)
                                                       December 31,  June 30,
                                                           1999        1999
                                                        ----------  ----------
       Note payable to former shareholder,
         secured by stock certificates.  Monthly
         principal payments of $2,000, bearing
         interest at 10%, with the balance due in
         full on October 1, 2000.                       $   58,232  $       -
                                                           198,232    145,000
         LESS CURRENT PORTION                             (198,232)  (145,000)
                                                        $        -  $       -

6. Operating Leases

   The Company leases its facilities in Oakland from an unrelated third party. Annual rent under this five-year lease, which expires on February 28, 2005, escalates each year as described in the agreement. Future minimum lease payments for the years ended June 30 under this lease are as follows: 2000 - $12,700; 2001 - $54,672; 2002 - $59,304; 2003 - $63,936; 2004 - $63,936 and 2005 -
   $42,624.


7. Preferred Stock

   The Company's preferred stock is eligible to receive a $6 dividend on an annual basis should the board of directors elect to declare dividends. No dividends were declared during the year ended June 30, 1999 or the six months ended December 31, 1999.


8. Advances from Shareholder

   The Company's majority shareholder, along with another company controlled by the Company's majority shareholder, have combined to advance funds to the Company. Neither of these related parties is currently charging the Company interest and the amounts are due on demand. As of December 31 and June 30, 1999, the outstanding balances were $36,525 and $37,608, respectively.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


9. Income Taxes

   The provision for income taxes reflected in the statements of operations contains only the minimum state income tax amounts, as the Company has sustained losses during its history and has net operating loss carryforwards sufficient to offset taxable income. As of December 31, 1999, the Company had $508,441 in net operating loss carryforwards set to expire beginning in 2011. However, a valuation reserve has been set up to reserve 100% of the potential asset, as the benefits are not likely to be recognized given the Company's historical losses.


10.      Major Customers

   Sales under one licensing agreement comprised 84.3% and 86.8% of the Company's revenues during the periods ended December 31, 1999 and June 30, 1999, respectively. Related receivables from this license agreement aggregated $100,598 and $195,279 as of December 31, 1999 and June 30, 1999, respectively.


11.      Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk with respect to trade receivables arise because the largest percentage of customers granted credit are franchise operations of a national franchisee who has a license agreement with the Company that can be terminated in 90 days at the convenience of the licensee.


12.     Related Party Transactions

   Notes payable

   All of the Company's debt has been issued to either shareholders or former shareholders. See Note 5 for description of terms and amounts.

   Advances payable

   The Company has received advances from its majority shareholder as described in Note 8.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


13.Stock Options

   As of June 1997, the Company had granted to two employees the option to purchase shares of the Company's stock. A total of 15,000 shares were reserved for their purchase at $0.075 and 5,000 shares at $1.00, although they were not part of a formal stock option plan. In January 1998, an additional 15,000 shares were reserved for one of these employees with a purchase price of $2 per share. The option to purchase shares amortizes ratably over a four-year period.

   The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for options granted. Had compensation cost for stock options granted been determined based on the fair value of the options consistent with the provisions of SFAS No. 123, the Company's net income for the periods ended December 31, and June 30, 1999 would have been reduced negligibly. A summary of the status of the plan as of December 31, 1999, and the changes during the year then ended is presented below:
                                                       Weighted
                                                       Average
                                           Stock      Price Per
                                          Options        Share
                                          --------    ----------
   Outstanding at June 30, 1998            35,000         $0.46
      Granted                                -             -
      Exercised                              -             -
      Expired / Forfeited                    -             -
   Outstanding at June 30, 1999            35,000         $0.46
   Vested shares at June 30, 1999          15,000         $0.46
   Exercisable shares at June 30, 1999     35,000         $0.46
     Granted                                  -             -
      Exercised                              -             -
      Expired / Forfeited                    -             -

   Outstanding at December 31, 1999        35,000         $0.46
   Vested shares at December 31, 1999      18,750         $0.46
   Exercisable shares at December 31, 1999 35,000         $0.46

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                      ___________________________


14.Subsequent Events

   Subsequent to December 31, 1999, the Board of Directors signed a letter of intent to acquire 100% of the outstanding shares of stock in one of its vendors in exchange for newly issued shares of the Company.

   The Company entered into a capital lease agreement with a third party to finance the purchase of computer equipment. The lease commenced in January, 2000 and has a 36-month term with monthly payments of $871.

   Finally, subsequent to December 31, 1999, the Company signed a letter of intent to sell 100% of its outstanding shares of stock to another company.

EXHIBIT 2.5



                       STOCK EXCHANGE AGREEMENT

    This Agreement is entered into to be effective as of June 1, 2000 by and among KT Solutions, Inc., a privately-held California corporation, f/k/a QTrain Corporation (hereinafter the "Company"), Steve K. Burke, John C. Graham, James Mohr, Greg Stangler, Doug Baker, Jim Duffy, Mark & Margaret Seymour, John M. Dunn, John D. Reeves, Burke Family Trust, John B. Collins and MediaSoft (an Oklahoma corporation), the owners of all outstanding shares of the Company (the "Shareholders"), and iShopper.com, Inc., a Nevada corporation, dba IHPR, Inc. (hereinafter "Purchaser").

                               RECITALS:

   1. The Company is a California corporation engaged in the business of developing and marketing computer-based and on-line training courses;

   2.  Shareholders own all outstanding shares of the Company;

   3. Purchaser desires to acquire from the Shareholders, and Shareholders desire to convey to Purchaser, all of the issued and outstanding capital shares of the Company, in exchange solely for certain shares of Purchaser, all upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the States of California and Nevada.

                               AGREEMENT

    NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Purchaser, the Company, and the Shareholders approve and adopt this Stock Exchange Agreement and mutually covenant and agree with each other as follows:

     1.    Shares to be Transferred and Shares to be Issued.

          1.1 On the closing date the Shareholders shall transfer to the Purchaser certificates for the number of shares of the common stock of the Company described in Schedule A, attached hereto and incorporated herein, which in the aggregate shall represent all of the issued and outstanding shares of the common stock of the Company. Such certificates shall be duly endorsed in blank by the Shareholders or accompanied by duly executed stock powers in blank with signatures guaranteed.

          1.2 In exchange for the transfer of the common stock of the Company pursuant to subsection 1.1. hereof, the Purchaser shall on the closing date and contemporaneously with such transfer of the common stock of the Company to it by the Shareholders issue and deliver to the Shareholders, in the respective amounts specified on Schedule A, a total of 500,000 common shares of Purchaser, issued and restricted under S.E.C. Rule 144 ("Purchaser Shares'). Certificates for Shareholders' shares of Purchaser shall be delivered to Shareholders as soon after closing as Purchaser's transfer agent is able to prepare such certificates. The certificates delivered to Shareholders pursuant to this Agreement shall bear a legend in substantially the following form:

           The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares of stock have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws, or an opinion of counsel satisfactory in form and substance to counsel for iShopper.com, Inc. that the transaction shall not result in a violation of federal or state securities laws.

     2. Representations and Warranties of the Company. The Company represent and warrant as follows:

         2.1  Organization and Authority.

            a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to enter into and perform the transactions contemplated by this Agreement.

            b. The minute books of the Company made available to Purchaser contains the complete and accurate records of all meetings and other corporate actions of the shareholders and the board of directors (and any committee thereof) of the Company, including without limitation the Articles of Incorporation of the Company and its Bylaws.

         2.2   Leases.   The Company has made available to  Purchaser
for its review all material leases pursuant to which the Company leases real or personal property, including without limitation the leases set forth in Schedule B hereto. All such leases are in good standing, valid and in full force and effect; there are no existing material defaults by the Company thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring material modification in the rights or obligations of the lessee under such leases. Executed counterparts of all consents referred to the preceding sentence will be delivered to Purchaser at the Closing.

         2.3 Bank Accounts. The Company has disclosed to Purchaser the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to sign, withdraw or otherwise act with respect thereto as of the date hereof.

         2.4 Contracts. The Company has made available to Purchaser for its review all material written contracts to which it is a party, including without limitation those contracts identified on Schedule B.

         2.5 Employment Agreements. The Company has no employment agreements in force or effect as of the closing date, except as and to the extent specifically disclosed on Schedule D.

         2.6 Litigation. To the knowledge of the Company, there are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either pending or threatened against or involving the Company or its assets, properties, or business, or against or relating to the transactions contemplated by this Agreement, nor does the Company have reasonable grounds to know of any basis for the same. In addition, to the knowledge of the Company, there are no material proceedings existing, pending or threatened to which any officer, director, Shareholder or affiliate of the Company is a party adverse to the Company or has a material interest adverse to the Company.

         2.7. Taxes. The Company has filed all federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other tax returns required to be filed by it, and the Company has paid and discharged all taxes and assessments due in connection therewith and to its knowledge has paid all other taxes and assessments as are due (including any interest or penalties relating thereto). Except as may be disclosed in the
Financial Statements, to the knowledge of the Company there is no taxing authority or agency asserting against the Company any deficiency or other claim for the payment of additional taxes or assessments.

         2.8 Rights in Product and Intellectual Property. The Company has made available to Purchaser for its review, all material written contracts granting or otherwise relating to the Company's rights, title and interest in and to the intellectual property currently used in its business, including without limitation those contracts set forth on Schedule C hereto. A list of the material products and product lines currently marketed by the Company and in which the Company has certain proprietary rights, is set forth on Schedule C-1 hereto. The Company knows of no claims or challenges to such rights by any third party.

         2.9 Financials; Absence of Changes. On or before the closing date, the Company shall have made available to Purchaser true copies of the audited financial statements of the Company, statements of operations, statements of cash flow and statements of stockholders' equity as of the fiscal year ended December 31, 1999, (Schedule H), unaudited financials for the three-month period ending March 31, 2000 (Schedule H-1), and unaudited financial statements for the one-month period ending April 30, 2000 (Schedule H-2) (the "Balance Sheet Date"); collectively, the foregoing statements are referred to herein as the "Financial Statements"). The Financial Statements are complete and correct in all material respects and fairly present the financial condition of the Company and its predecessors as of their respective dates and the results of operations for the periods covered thereby. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Since the Balance Sheet Date, and except as set forth on Schedule H-2, there has been no material change in the financial condition of Company. Since the Balance Sheet Date, the Company has conducted its business only in the ordinary course, none of which, if disclosed, would alter substantially the financial condition of Company as reflected in the Financial Statements.

         2.10 Ownership of Stock. Schedule A sets forth a complete list of the holders of all outstanding shares of the Company immediately prior to the closing date. All of said shares have been validly issued and are fully paid and nonassessable. The Company has issued and outstanding a total of 1,368,387 shares of common stock and, to the knowledge of the Company, the Shareholders listed on Schedule A hereto own that number of shares of common stock of the Company reflected in said Schedule.

         2.11 Accuracy of All Statements Made by Company. No representation or warranty by the Company and the Shareholders in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Company or the Shareholders pursuant to this Agreement, nor any document or certificate delivered to the Purchaser pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

          2.12 Access to Documents; Opportunity to Ask Questions. The Company shall make available for inspection by Purchaser and its directors, officers, employees, counsel, representatives, accountants and auditors (collectively, "Representatives"), during normal business hours, corporate records, books of accounts, contracts and all other documents requested by Purchaser, and shall permit Purchaser and such Representatives to make reasonable inspection and examination of the business, operations and affairs of the Company and to facilitate the transactions contemplated by this Agreement. The Company and its directors, officers and employees shall be available upon reasonable notice and during normal business hours to answer questions of the Purchaser and it Representatives concerning the business, operations and affairs of the Company.

          2.13 Brokers, Finders. Company has identified and disclosed to Purchaser Doug Cole and John Adamson as the sole brokers or finders or have or may have any claim against Purchaser for any brokerage or finder's commission, fee or similar compensation related to this transaction.

          All representations and warranties under the above Section 2 shall survive closing of the transactions hereunder.

    3.      Shareholder Reperesentations, Warranties and Security  Act
Provisions.

          3.1  Agreement and Purchaser Shares.

            a. Each Shareholder acknowledges on his, her or its own behalf that he, she or it has been supplied with this Agreement and that each is familiar with and understands its contents.

            b. Each Shareholder represents and warrants on his, her or its own behalf that, in determining to acquire the shares of
Purchaser, exchanging therefor Shareholders' respective shares in Company, he, she or it has relied solely on his or her own analysis of information obtained from Purchaser and on the advice of such Shareholders' legal counsel and accountants or other financial advisors with respect to the tax and other consequences involved in acquiring Purchaser Shares.

             c. Each Shareholder represents on his, her or its own behalf that he/she/it owns the shares set forth opposite his/her/its name on Schedule A free from any claims, liens or other encumbrances and that such Shareholder has the full right, power and authority to transfer said shares.

          3.2 Restrictions on Disposition of Shares. Each of the Shareholders on his, her or its own behalf represents and warrants that the shares of Purchaser received hereunder are acquired for their own respective accounts and not with the present view towards the distribution thereof and that they will not dispose of such shares except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) in any other transaction which, in the opinion of counsel, reasonably acceptable to the Purchaser, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

          3.3  Evidence of Compliance With Private Offering Exemption.

          a. Each Individual Shareholder represents and warrants on his or her own behalf that (i) Shareholder is at least 21 years of age; (ii) Shareholder is a United States citizen; (iii) Shareholder has adequate means of providing for Shareholder's current needs and personal contingencies; (iv) Shareholder has no need for liquidity in Shareholder's investments; (v) Shareholder maintains his or her principal residence at the address shown in Schedule A; and (vi) all investments in and commitments to non-liquid investments are, and after the purchase of Purchaser Shares will be, reasonable in relation to Shareholder's net worth and current needs. Each of the Shareholders represents on his, her or its own behalf that he, she or it has received adequate information about the business and history of the Purchaser and the financial condition of the Purchaser, and also has received such other documents and disclosures required or requested by such Shareholder. Each of the Shareholders represents that he, she or it has such knowledge of finance, securities, and investments, generally, to evaluate the risks of the transaction set forth in this Agreement.

          b. Each corporate Shareholder represents and warrants on its own behalf that (i) said corporation is a corporation duly formed and in good standing in the state of its formation; (ii) was not formed for the purpose of acquiring the securities of Purchaser; and
(ii) the individual executing this Agreement on its behalf has been duly authorized to do so by said corporations' board of directors.

          c. Each trust Shareholder represents and warrants on its own behalf that (i) the trustee of said trust has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of investment in securities; (ii) that said trust was not formed for the purpose of acquiring the securities of Purchaser; and (iii) that the individual executing this Agreement on behalf of the trust is the duly-appointed trustee or is otherwise authorized by the trustee to execute this Agreement.

          d. Each Shareholder understand that he/she/it must bear the economic risk of the investment for an indefinite period of time because the shares to be issued by the Purchaser hereunder have not been registered under applicable securities laws and therefore cannot be sold unless they are subsequently registered under such securities laws or an exemption from such registration is available; that each certificate will bear a restrictive legend to the effect that the shares have not been registered under securities laws and are therefore restricted on transferability and sale of such shares; and that stop transfer instructions will be placed upon such shares with the transfer agent of the Purchaser concerning such restrictions.

          e. Each Shareholder shall cooperate with Purchaser and shall provide such additional information as Purchaser may reasonably require to establish Shareholder's experience in investment and in financial and business matters, and (if applicable) qualification as and accredited investor for purposes of Regulation D exemptions.

          3.4 Notice of Limitations on Disposition. The Shareholders and each of them represent that they are aware that the shares distributed to them will not have been registered pursuant to the Securities Act of 1933, as amended or under the securities laws of any state and are subject to substantial restrictions on transfer as described in the Agreement. Each Shareholder further understands that
(i) Purchaser has no obligation or intention to register any Purchaser Shares for resale or transfer under the 1933 Act or any state securities laws. Shareholders therefore understand and acknowledge, specifically, that under current interpretations and applicable rules, they may have to retain such shares for a period of as long as two years and at the expiration of such period such sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Securities and Exchange Commission and such disposition may be available only if the Purchaser is current in its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements, and the other limitations imposed thereby on the disposition of shares of the Purchaser.

          3.5        Shareholder  Reliance  on  Professional  Counsel.
Each Shareholder acknowledges that he/she has been encouraged to rely upon the advice of his or her legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the purchase of Purchaser Shares and has been offered, during the course of discussions concerning the acquisition of Purchaser Shares, the opportunity to ask such questions and inspect such documents (including the books and records and financial statements) concerning Purchaser and its business and affairs as Shareholder has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

          3.6 No Government Review or Opinion. Each Shareholder acknowledges and understands that no federal or state agency, including the Securities and Exchange Commission or the securities commission or authorities of any state, has approved or disapproved the Purchaser Shares, passed upon or endorsed the merits of any offering, or made any finding or determination as to the fairness of the Purchaser Shares for public investment.

          3.7 Truth of Representations. Each Shareholder acknowledges and understands that the Purchaser Shares are being offered and sold under the terms of this Agreement in reliance on specific exemptions from the registration requirements of federal and state laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the Shareholders' suitability to acquire the Purchaser Shares. Each Shareholder thus represents and warrants that the information set forth herein concerning or relating to such Shareholder is true and correct.

All representations and warranties under the above Section 4 shall survive the closing of the transactions hereunder.

    4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants as follows:

          4.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

          4.2 Performance of this Agreement. The execution and performance of this Agreement and the issuance of stock and other transactions contemplated herein have been authorized by all necessary corporate action by Purchaser. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

          4.3 Financials; Absence of Changes. True copies of the audited financial statements of the Purchaser as of the fiscal year ended December 31, 1999 (the "Purchaser Balance Sheet Date") and the quarter ended March 31, 2000 (the "Balance Sheet Date"), and statements of operations, statements of cash flows, and statements of stockholder's equity for said fiscal year and quarter have been delivered by the Purchaser to the Company (collectively, the foregoing statements are referred to herein as the "Purchaser Financial Statements"). The Financial Statements are complete and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Purchaser as of their respective dates, and the results of operations for the periods covered thereby. The Purchaser Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Since the Balance Sheet Date, there has been no material change in the financial condition of the Company. Since the Balance Sheet Date, Purchaser has conducted its business only in the ordinary course, none of which, if disclosed, would alter substantially the financial condition of Purchaser as reflected in the Purchaser Financial Statements.

          4.4 Liabilities. There are no material liabilities of the Purchaser, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Purchaser, its agents or servants which are not disclosed by or reflected in the Purchaser
Financial Statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Purchaser, none of which, if disclosed, would alter substantially the financial condition of Purchaser as reflected in the Purchaser Financial Statements.

          4.5 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving the Purchaser or its subsidiaries, if any, or their assets, properties, or business, nor does the Purchaser or its subsidiaries know, or have reasonable grounds to know of any basis for any such proceedings, investigations or inquiries, product liability or other claims judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or threatened to which any officer, director shareholder, subsidiary or other affiliate of Purchaser is a party adverse to Purchaser or has a material interest adverse to Purchaser.

          4.6 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Purchaser, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Purchaser. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued. Except as may be disclosed in the Financial Statements, there is no taxing authority or agency asserting against Purchaser any deficiency or other claim for the payment of additional taxes or assessments.

          4.7 Legality of Shares to be Issued. The shares of common stock of the Purchaser to be delivered to the Shareholders pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by the Purchaser, will be fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          4.8 Governmental Consents. No consent, approval, qualification, order or authorization of, or any filing with, any federal, state or local governmental authority is required on the part of Purchaser in connection with Purchaser's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Purchaser Shares by Purchaser, except for such filings as have been made prior to the date hereof, and except for any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended, or any post-closing filings as may be required under applicable state securities laws, which Purchaser shall timely file within the applicable periods therefore.

          4.9 Capitalization. The authorized capital of Purchaser consists, or will consist immediately prior to the closing date, of 50,000,000 shares of common stock, $0.001 par value, of which immediately after the issuance of the Purchaser Shares hereunder, 10,784,935 shares will be issued and outstanding. Immediately prior to the closing date, there were outstanding options to purchase 930,000 shares of the common stock of the Purchaser, at exercise prices in a range of $1.75 to $7.60. Except for the foregoing shares and options, there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal), or agreements for the purchase from Purchaser of any shares of its capital stock.

          4.10 No Covenant as to Tax Consequences. It is the desire of the parties hereto that this transaction be undertaken as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code, qualifying for a tax-free exchange of securities. Purchaser will use its best efforts to meet the requirements of Section 368(a)(1)(B). Notwithstanding, it is expressly understood and agreed that neither the Purchaser nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

          4.11 Brokers, Finders. iShopper will hold Shareholders and Company harmless from the claims by Doug Cole and John Adamson as those broker(s) or finder(s) disclosed by Company and engaged by iShopper or otherwise acting or claiming to be acting on iShopper's behalf in identifying Company or otherwise facilitating the transactions pursuant to this Agreement.

          4.12 Information. Purchaser acknowledges that it has been provided with financial and other written information about the Company and has been given the opportunity by the Company to obtain any additional information and ask such questions and receive answers concerning the Company as it felt necessary. To the extent it availed itself of such opportunity, the Company provided satisfactory responses to all of Purchaser's requests for information.

          4.13 Accuracy of All Statements Made by the Purchaser. No representation or warranty by the Purchaser in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by the Purchaser pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statement contained therein not misleading.

All representations and warranties under the above Section 4 shall survive the closing of the transactions hereunder.

      5. Conditions Precedent to the Purchaser's Obligations. Unless waived in writing by Purchaser, each and every obligation of the Purchaser to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

          5.1 Truth of Representations and Warranties. The representations and warranties made by the Company and the
Shareholders in this Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

          5.2 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of the Company to conduct its business as currently conducted.

          5.3 Time Limit on Closing. Closing shall have taken place by June 15, 2000, unless otherwise agreed between the Company and Purchaser in writing.

          5.4 Employment Agreements. The Company, Purchaser and Steve K. Burke shall have shall have entered into an employment agreement substantially in the form attached hereto as Schedule D.

          5.5 Confidentiality Agreements. The Company shall have entered into agreements of confidentiality and nondisclosure with all current employees substantially in the form attached hereto as Schedule E.

          5.6 Conversion of Preferred Stock. All outstanding shares of Series A Preferred Stock of the Company shall have been converted into shares of Common Stock of the Company.

          5.7. Exercise of Options. All outstanding options for shares of Common Stock of the Company shall have been exercised.

      6. Conditions Precedent to Obligations of the Company and the Shareholders. Unless waived in writing by the Company and each Shareholder, each and every obligation of the Company and the Shareholders to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

          6.1 Truth of Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

          6.2 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of the Purchaser to conduct its business as currently conducted or as proposed to be conducted.

          6.3 Employment Agreements. The Company, Purchaser and Steve K. Burke shall have shall have entered into an employment agreement substantially in the form attached hereto as Schedule D.

          6.4 Confidentiality Agreements. The Company shall have entered into agreements of confidentiality and nondisclosure from key executive employees substantially in the form attached hereto as Schedule E.

          6.5 Time Limit on Closing. Closing shall have taken place by June 15, 2000, unless otherwise agreed between the Company and Purchaser in writing.

          6.8 Operating Capital to be Advanced to Company: Purchaser is fully informed of and acknowledges the Company's cash flow needs. In that connection, Purchaser shall advance to Company $250,000 as follows: $60,000 prior to closing and upon execution of Promissory Note and Pledge Agreement, $90,000 at closing as provided in section 9.3(d) below; an additional $50,000 on or before June 30, 2000; and an additional $50,000 on or before July 15, 2000. Such funds are to be dedicated to operating capital and to satisfy or service note obligations owing Company, as disclosed hereunder. All funds thus advanced shall be posted on the books of the Company as loans from Purchaser to the Company and shall be repaid from the Company's available operating revenue, with interest at the periodic prime rate published by BankOne, Utah, N.A, as of the date of advance, each pursuant to an unsecured demand note and with full privilege of prepayment of all or any part of the principal and interest at any time without penalty or bonus.

          6.9 Minimum Private Placement of Purchaser Common Stock. Purchaser shall have provided written evidence satisfactory to the Company that it has received subscriptions to purchase shares of the Common Stock of Purchaser pursuant to its Private Placement Memorandum dated April 28, 2000, for a minimum of $3,000,0000 in subscription payments or debt conversions in accordance with such Memorandum.

          6.10  Company  Officers  and Directors.   The  officers  and
directors of the Company as of the date of Closing shall be comprised of those individuals set forth in Schedule G hereto.

     7.    Post-Closing Covenants

          7.1 Additional Operating Capital to be Advanced. On or before June 30, 2001, and in addition to funds advanced on or before the closing pursuant to Section 6.8 above, Purchaser shall advance additional funds totaling not less than $750,000. The exact amount of such additional funds and the rate at which said funds are to be advanced is to be determined based on a budget mutually agreed upon in good faith between Purchaser and the Company's management promptly following the closing date, but no later than 30 days following such date. Such funds shall be advanced no less frequently than quarterly and shall be applied to operating capital and the satisfaction or servicing of debt of the Company existing as of the closing date and disclosed in Schedules H to H-2 hereto. Such funds shall be delivered in exchange for the unsecured, negotiable promissory note of the Company, with interest at the periodic prime rate published by BankOne, Utah, N.A. on the date of the advance, with principal and interest payable in up to sixty consecutive fully amortized payments, the number of which shall be solely determined by the management of the Company, with full privilege of prepayment of all or any part of the principal and interest at any time without penalty or bonus.

          7.2 Establishment of Bonus Schedule. The Company and Purchaser shall cooperate in establishing a bonus schedule for Company's key employees, consistent and comparable with the bonus schedule for key employees of Purchaser's other subsidiaries. Company employees shall be subject to the policies and conditions governing all employees of Purchaser and its subsidiaries.

          7.3 Participation in Purchaser Stock Options. On or before the fifth anniversary following the closing date, Purchaser shall make available to the Company, pursuant to a stock option plan of Purchaser, stock options covering a minimum of 500,000 shares of the Common Stock of Purchaser to be issued as the Company may elect over the five years following closing; provided, however, that, upon approval of such stock option plan by the Board of Directors of Purchaser, and in any event no later than September 1, 2000, Purchaser shall make available for option grants to employees of the Company a minimum of 400,000 common shares covered by such plan. Such options shall be granted and allocated among employees of the Company by the Compensation Committee of the Board of Directors of the Company. Options granted as incentive stock options under the Plan shall be exercisable at the greater of (a) fair market value as of the date of issuance, based on the best efforts of the Parent's Board of Directors to determine said value, or (b) 80% of the lowest bid value of Parent's Common Stock over the thirty days immediately prior to option issuance. Options granted as nonstatutory options under the Plan shall be exercisable at no more than 80% of the lowest bid value of Parent's Common Stock over the thirty days immediately prior to option issuance.

     8. Publicity. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by any party hereto without the advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

     9.   Closing.

          9.1 Time and Place. The closing of this transaction ("closing") shall take place at the offices of iShopper.com, Inc., 8722 South 300 West, Sandy, Utah 84070 on or before 5:00 p.m., June 15, 2000, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this agreement as the "closing date."

          9.2   Documents  To  Be  Delivered by the  Company  and  the
Shareholders.   At the closing the Company and the Shareholders  shall
deliver to the Purchaser the following documents:

            a. Certificates for the number of shares of common stock of the Company in the manner and form required by subsection 1.1. hereof.

            b. All documents required to be delivered pursuant to Purchaser's conditions to closing set forth in Section 5 hereof.

            c. Such other documents of transfer, certificates of authority and other documents as the Purchaser may reasonably request.

          9.3   Documents  To Be Delivered by the Purchaser.   At  the
closing   the  Purchaser  shall  deliver  to  the  Company   and   the
Shareholders the following documents:

            a. Certificates for the number of shares of common stock of the Purchaser as determined in subsection 1.2. hereof.

            b. All documents required to be delivered pursuant to the Company's and the Shareholders' conditions to closing set forth in
Section 6 hereof.

            c. Such other documents of transfer, certificates of authority and other documents as the Company and/or the Shareholders may reasonably request.

             d. $90,000 in immediately available funds. Unless otherwise agreed, said funds shall be conveyed by cashiers check payable to the Company or wire transfer to an account designated by the Company

     10. Attorneys' Fees. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Utah.

      11. Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

      12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

      13. Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

      14. No Other Agreements. This Agreement, together with the agreements referred to herein, constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

      15. Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and the Closing.

      16. Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

      17. Amendment. This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

     18. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

      19. Notices. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered, including by a nationally recognized overnight delivery service, or if delivered by facsimile, telex or telecopy with electronic confirmation, when actually received by the party to whom sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed to Purchaser or the Company at the address/facsimile number set forth below their respective signatures to this Agreement, or to any Shareholder at the address specified in Schedule A hereto.

     20. Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

       21. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the teens and conditions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto executed the foregoing Stock Exchange Agreement to be effective as of the day and year first above written.


PURCHASER:                         iSHOPPER.com, INC.
                                   8722 South 300 West, Suite 106
                                   Sandy, Utah 84070
                                   Facsimile Number: (801) 984-9301


                                   By  /s/  William E. Chipman
                                     ---------------------------------
                                     William E. Chipman, CFO

COMPANY:                           KT SOLUTIONS, INC.
                                   110 Broadway
                                   Oakland, CA 94607
                                   Facsimile Number: (510) 251-6235




                                   By  /s/ Steve K. Burke
                                     ---------------------------------
                                     Steve  K. Burke, President  & CEO


SHAREHOLDERS:


 /s/  Steve K. Burke                  /s/  John C. Graham
-------------------------------      ---------------------------------
Steve K. Burke                       John C. Graham


 /s/  Greg Stangler                   /s/  James E. Duffy
-------------------------------      ---------------------------------
Greg Stangler                        James E. Duffy


 /s/  John M. Dunn                    /s/  John B. Collins
-------------------------------      ---------------------------------
John M. Dunn                         John B. Collins


 /s/  Mark Seymour                    /s/  Margaret Seymour
-------------------------------      ---------------------------------
Mark Seymour                         Margaret Seymour


 /s/  Charles Burke, Trustee          /s/  James O. Mohr
-------------------------------      ---------------------------------
Charles Burke, Trustee,              James Mohr
 Burke Family Trust



 /s/  Douglas Baker                   /s/ John D. Reeves
------------------------------       ---------------------------------
Douglas Baker                        John D. Reeves


MEDIASOFT


By  /s/  James O. Mohr
-----------------------------
Its  James O. Mohr, Vice President

                              Schedule A
                                  to

                       Stock Exchange Agreement


                         List of Shareholders
                         of KT Solutions, Inc.

                              No. of Shares
                                   of
                              Common Stock    No. of Shares of
                                 of the         Common Stock
                                 Company      of the Purchaser
                                 held by      to be Issued to
    Name of Shareholder        Shareholder    each Shareholder
-----------------------        -----------    ----------------
Steve K. Burke                    638,385         233,261
62 Crestmont Drive
Oakland, CA  94619
(510) 851-6233

John C. Graham                    251,667          91,958
7321 Flagstaff Road
Boulder, CO  80302
(303) 447-1155

Greg Stangler                     150,000          54,809
35 N. Bedrock Avenue
Castlerock, CO  80134
(303) 660-5226

James E. Duffy                     25,000           9,135
421 Juanita Way
Los Altos, CA  94022
(650) 941-8111

James Mohr                         15,000           5,481
12104 Ballentine
Overland Park, KS  46213
(913) 879-1434

Douglas Baker                      20,000           7,308
512 Frederick #1
San Francisco, CA  94117
(415) 661-5801

                              Schedule A
                              (continued)

                              No. of Shares
                                   of
                              Common Stock    No. of Shares of
                                 of the         Common Stock
                                 Company      of the Purchaser
                                 held by      to be Issued to
    Name of Shareholder        Shareholder    each Shareholder
-----------------------        -----------    ----------------
John M. Dunn                      20,000            7,308
4369 Altamirano Way
San Diego, CA  32103
(850) 898-3147

John Collins                     133,333           48,719
3080 E. Lakeshore Drive
Whitefish, MT  59937
(406) 862-7486

Mark & Margaret Seymour           33,334           12,180
7828 S.E. 22nd Avenue
Mercer Island, WA  98040
(206) 232-5535

Charles Burke TTEE                33,334           12,180
Burke Family Trust
9818 Bloomfield Drive
Omaha, NE  68114
(402) 391-5056

Jim Mohr                          33,334           12,180
Bob Alfson
MediaSoft
7200 N. Broadway Ext.
Oklahoma City, OK  73116
(405) 842-7512

John D. Reeves                    15,000            5,481
7738 Prairie Lake Trail       ----------        ---------
Parker, CO  80134
(308) 369-8765

     TOTAL:                    1,368,387          500,000
                              ==========        =========

                              Schedule B
                                  to
                       Stock Exchange Agreement


                      Exceptions and Disclosures

1.   Loans

                           Original
                             Loan    Initial            Term
    Lendor                  Amount    Rate      Start   (Mos)   Description

     1.1 Charles K. Burke   25,000     15%     5/1/98    12
     1.2 Jack Graham       120,000     20%     6/15/97   60   Preferred Stock


2.   Settlement Agreements

          Name                 Royalty Payments

     2.1  Theodore F. Belden   1.65%  mo gross revenue,  max $252,450
     2.2  James W. Corcoran    3.13%  mo gross revenue,  max $478,890
     2.3  Greg Stangler        1.00%  mo gross revenue,  max $120,000
     2.4  Al Waller            0.22%  mo gross revenue,  max  $33,660


3.   Distribution Channels - Training Companies

         Company                        Date     Description
         -------                        ----     -----------
     3.1 Nova Vista & KT Solutions     3/1/99  Private label license agreement

     3.2 Nova Vista & KT Solutions    12/6/99  Commercial outsourcing agreement

     3.3 New Horizons & KT  Solutions  6/29/99  First Amendment to agreement

                              Schedule B
                              (continued)
4.   Distribution Channels - Online


         Company                        Date     Description
         -------                        ----     -----------
     4.1  Click2Learn   12/15/99   Content license and  resale agreement

     4.2  Headlight     10/30/98   Content agreement

     4.3  Learn2.com     4/13/99   Software license and content agreement

     4.4  Trainingnet    12/3/99   Provider partner program

     4.5  Euniversity   11/18/99   Authorized reseller agreement

     4.6  Dynamic Minds            Business agreement

     4.7  InMarkets.com   1/5/00   Content license and resale agreement

     4.8  Acadio         11/3/99   Authorized reseller agreement


5.   Distribution Channels - Retail


         Company          Date     Description
         -------          ----     -----------
     5.1  Fatbrain.com  11/16/99  Authorized reseller agreement
     5.2  Digital River, 1/19/99  Software distribution agreement
             Inc.
     5.3  NetSales      10/21/98  Distribution agreement
     5.4  amazon.com      10/99   Distribution agreement


6.   Distribution Channels - Publishing

         Company                 Date   Description

     6.1 ComputerPREP, Inc.             Development contract
     6.2 Prosoft                        Development Contract
     6.3 KT Solutions & Sybex           Electronic license agreement

     6.4 Nova Vista & Sybex     1/3/00  Label license agreement
     6.5 Nova Vista & KT       5/31/99  CDROM production agreement
         Solutions
     6.6 Lucent Technologies            Software distribution agreement
     6.7 MicroAge Federal      6/16/97  GSA solicitation
     6.8 Earthweb             12/21/99  Authorized reseller agreement
     6.9 Westwood Computer    11/15/99  Authorized reseller agreement
     6.1 Pinnacle Multimedia    9/3/99  Authorized reseller agreement

                              Schedule B
                              (continued)

7.   Distribution Channels - Other

             Company        Date     Description

     7.1     Learnshare    7/7/98    Preferred vendor agreement


8.   Test Construction Set License Extension, rights conveyed to
     Rightclick, below:

     8.1     Rightclick    6/1/99    Right to use test construction software


9.   Prime Mover - proposal to replicate CDs


10.  Leases

               Lease #         Date     Term      Monthly Rent

     10.5     04-10929-1      9/16/97     36         $234.82
     10.6     04-10999-1     11/12/97     36         $132.91
     10.7    004-11950-01    10/28/99     36         $871.30
     10.8   Oakland Office    5/27/99     60        $4,556.00
               Building




    11. Series A Preferred Stock Purchase Agreements; and related Registration Rights Agreements (all converted to common prior to closing)

               Purchaser        Date   Price/Sh    # of Shares

     11.1   Mark & Margaret   2/22/96    0.75         33,334
                Seymour
     11.2   Mediasoft, Inc.   2/22/96    0.75         33,334
     11.3   John M. Dunn      4/22/96    0.75         20,000
     11.4   John C. Graham     5/1/96    0.75        166,667
     11.5   John D. Reeves     2/1/97    0.75         15,000
                  III
     11.6  The Burke Family    2/1/96    0.75         33,334
                Trust
     11.7  John Collins         8/1/97    0.75        133,333

                              Schedule C
                                  to
                       Stock Exchange Agreement


               Intellectual Property And Product Rights


1. KT Solutions has the following intellectual property:

   Patents:    The Company has no patents or patents pending.



    Registered Trademarks:   The Company has used its trade  name  "KT
Solutions " since October 3, 1996, but has no registered trademarks or trade mark registrations pending.

     Copyrights:     The  Company  has  no  registered  copyrights  or
copyrights pending.


2.  Pursuant  to  certain agreements listed  in  Items  2  through  9, inclusive, in Schedule B hereof, the Company utilizes third-party content to develop technology-based training products and, in accordance with the provisions of such royalty-bearing contracts, the Company has certain rights in connection with those products listed at Schedule C-1.

                              Schedule D
                                  to
                       Stock Exchange Agreement

                         Employment Agreement

                              Schedule G
                                  to
                       Stock Exchange Agreement

          Directors and Officers of the Company, Post-Closing




A.   Directors


          Steve K. Burke Director

          John C. Graham Director

          (vacancy)




B.   Officers


       Title                     Name

President and Chief Executive    Steve K. Burke
Officer
Vice President                   Steve K. Burke
Chief Financial Officer          Steve K. Burke
Secretary                        Steve K. Burke